Exhibit 10.8

天津华北地质勘查局

STRATEGIC COOPERATION AGREEMENT

战略合作协议

 This agreement is entered into as of the 18th day of July, 2006 by and between
本协议签定于2006年7月18日，各签约方为：

Silver Dragon Resources Inc. (“SDR”) a Delaware corporation with a principal place of business located at 1121 Steeles Ave West Suite 803 Toronto, Ontario Canada M2R 3W7

银龙资源公司(“SDR”)，注册于美国特拉华州，主要办公地点为加拿大安大略省多伦多市西史蒂勒斯街1121号803室，邮编M2R 3W7;

 And

以及

Tianjin North China Exploration Bureau, a company incorporated in the People’s Republic of China (“PRC”) with a mailing address located at Guangning Road, Hedong District, Tianjin 300181, China (“TNCEB”)

天津华北地质勘查局(“TNCEB”)，成立于中华人民共和国（PRC），通讯地址为中国天津市河东区广宁路，邮编300181。

WHEREAS

鉴于

TNCEB has access to some mine assets located in miscellaneous locations in China and SDR is interested in developing a strategic cooperation relationship with TNCEB to develop the properties together with TNCEB,

TNCEB在中国的不同地点有权获取某些矿产，并且SDR愿意与其达成战略合作关系以共同开发矿点。

NOW THEREFORE,

故此

In the spirit of equality and mutual benefits and in consideration of the mutual covenants contained herein it is agreed;

本着平等互利的精神，双方特此达成以下协议：

1.      SDR hereby entrusts TNCEB to search for and recommend quality properties in China to SDR for joint development or acquisition by SDR.

SDR特此委托TNCEB寻求并推荐中国的优质矿点以共同开发或由SDR收购。

Exhibit 10.8

2.     During the term the TNCEB will search for and recommend silver, lead or other mining properties (“Properties”) to SDR for potential development by TNCEB, TNCEB shall assist to provide related technical, geological and such other documentation as may be requested by SDR as part of their due diligence investigation of the property.

在TNCEB寻求及推荐银、铅或其他矿源(“Properties”)期间，TNCEB应对该矿源作尽职调查，并且SDR有权要求获得相关的技术、地质等资料。

3.     Prospective mining properties identified by TNCEB shall be referred exclusively to SDR first. For a prospective mining property identified by TNCEB for acquisition or development by SDR (or its wholly owned Subsidiary, Silver Dragon Resources Inc. China, a company incorporated in the People’s Republic of China) SDR shall have 90 days to review geological surveys and such other information as SDR may reasonably request. If after a period of 90 days, SDR does not wish to develop any of the previously identified properties, TNCEB shall have the right to show the properties to other prospective purchasers.

TNCEB发现的候选矿源要首先告知SDR而非任何第三方。在TNCEB推荐给SDR（或者其在中国注册的全资子公司）候选矿源供其收购或开发后，SDR将有90天的期限审查地质资料以及SDR合理索求的其他资料。如果90天后SDR决定不开发该矿源，TNCEB有权寻求别的投资方。

4.     In the event that SDR chooses to acquire, develop or exploit any mining opportunities identified by TNCEB, SDR shall first present the plan to TNCEB and study collectively with TNCEB related development or acquisition plans. The parties will then have ten (10) days to come to terms on a mutually acceptable working agreement with respect to the purchase and/or development of the mining property.

如果SDR决定收购、开发或开采TNCEB推荐的矿源，SDR将首先向TNCEB提交开发或收购方案与其共同研讨。然后双方在10天内达成该矿权的收购或开发协议。

5.     Should TNCEB identify any mining opportunities and not wish to participate as a joint venture partner with the purchase and or development of any property, in consideration for entering into this exclusive agreement and providing the required due diligence on any prospective mining property, TNCEB shall receive from SDR a payment equal to 1% of the purchase price of any property. If any portion of the purchase price is paid of any consideration other than cash (for example common stock of SDR) then in that event SDR shall pay TNCEB 2% of the non – cash consideration payable to the Seller. Notwithstanding the foregoing, no payment shall be due TNCEB if the Seller is an affiliate of TNCEB.

如果TNCEB在推荐矿源后不想作为合资方参与收购或开发，根据此排他性协议以及TNCEB为 候选矿源所提供的尽职调查，SDR将支付TNCEB费用，相当于该矿源购买价格的1％。如果购买价格有任何部分以非现金方式（如SDR的普通股票）支付，SDR将支付TNCEB该非现金部分的2％。但是如果卖方是TNCEB的隶属企业，TNCEB将不会被支付任何费用。

Exhibit 10.8

6.    The initial term of the Agreement shall be five years commencing on the date of execution of the Agreement. It will be automatically extended for additional one year term unless written notice is received by the non-terminating party within 60 days of the scheduled termination date.

本协议在签署后5年有效。有效期过后自动续延1年，或者由任何一方在有效期结束前60天内书面提出终止。

7.      Except as set forth herein, each party shall bear their own costs with respect to their operations in China and the identification and development of any mining property.

除非本协议另有规定，双方自负在中国的运营及找矿开发等费用。

8.      The two parties shall indemnify, defend and hold harmless each other and any of each party’s directors, officers and employees from and against any and all liabilities, losses, expenses, demands, claims, suits or judgments arising out of the arrangement discussed this agreement. The provisions of this Paragraph 8 shall survive any expiration of this Agreement.

如果本协议执行过程中出现任何损失、索赔、诉讼、判决等法律责任，双方将保障各方的董事、管理人员及雇员不受牵连。此第八条条款在本协议失效后依然有效。

9.      This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China, without regard to such state’s conflicts of laws and or principles.

本协议由中国人民共和国的法律管辖并解释，尽管该国有可能出现法律及原则的冲突。

10.  Neither party shall be the agent, partner, nor legal representative of the other, either expressed or implied, nor shall either party have the right or power to enter into any contractual obligation whatsoever on behalf of the other party without the prior written consent of the other party.

任何一方不得未征得另一方的书面许可而以公开或隐含方式作为另一方的代理、合作伙伴、法律代表，或者代表另一方与第三方签署任何约定。

11.  This Agreement is personal to the parties and the rights, interests and obligations of the parties hereunder shall not be assigned or sub-assigned in whole or in part by either party.

本协议仅适用于协议双方，其中任何部分的权益及义务不得转让给第三方。

Exhibit 10.8

12.  Except as otherwise provided herein, this Agreement shall not be amended or supplemented except by an instrument in writing executed on behalf of both parties by their duly authorized representatives.

除非双方合法代表签署认可，本协议不得变更或补充。

13.  This Agreement sets forth the entire understanding between the parties as to the subject matter hereof, and supersedes any and all prior and/or collateral agreements, understandings and representations, written and oral, relating to the subject matter hereof.

本协议由双方完全认可，超越任何以前达成的口头或书面协议。

14.  No failure on the part of a party to exercise and no delay in exercising, and no course of dealing with respect thereto, any right power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

如果任何一方没有及时行使本协议中的任何权益，这并不等于放弃该权利，或者妨碍行使任何其他权益。

15.  This agreement may be executed in two counterparts, all of which taken together shall constitute one and the same instrument.

本协议一式两份，皆为有效原件。

16.  If for any reason any provisions of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make such provision consistent with applicable law and the original intent of the parties and the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

如果本协议中的任何条款因任何理由失效或无法执行，该条款将做最小限度的修改以维持双方的原意，而其他条款将不受任何影响。

Exhibit 10.8

This Agreement is entered into on the date set forth above.

本协议于文件开头所述日期签署。

Tianjin North China Exploration Bureau

天津华北地质勘查局

________________________

BY: Dr. Duan Huanchun

ITS: Chief Engineer

总工程师        段焕春博士

Silver Dragon Resources Inc.

银龙资源公司

_________________________

BY: Marc M. Hazout

ITS: President and CEO

总裁兼首席执行官    马克·M·哈佐特先 生